EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 12, 2023, Golden Matrix Group, Inc. (“Golden Matrix” or “GMGI”) entered into a Sale and Purchase Agreement of Share Capital (the “Original Purchase Agreement”) with Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”). Pursuant to the Original Purchase Agreement, Golden Matrix agreed to acquire 100% of the Meridian Companies (the “Purchase”).

On June 28, 2023, Golden Matrix entered into an Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 (the “A&R Purchase Agreement”), which amended and restated the Original Purchase Agreement.

Golden Matrix entered into a First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital with the Sellers on September 22, 2023 (the “First Amendment”).

On January 24, 2024, and effective on January 22, 2024, Golden Matrix and the Sellers entered into a Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Second Amendment”) which extended the required closing date of the Purchase from March 31, 2024, to June 30, 2024, or such other later date as may be approved by the mutual consent of the parties.

On, and effective on, April 8, 2024, Golden Matrix and the Sellers entered into a Third Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Third Amendment”, and the A&R Purchase Agreement as amended by the First Amendment, Second Amendment and Third Amendment, the “Purchase Agreement”) which amended the Purchase Agreement to among other things: (a) change the effective date of the acquisition to April 1, 2024, unless otherwise agreed by the parties; (b) reduce the cash payment payable at closing of the acquisition to $12 million, and to defer $18 million until April 26, 2024, provide that if such amount is not paid by April 26, 2024, any unpaid amount accrues interest at the rate of three percent per annum (from the effective date of the closing); (c) remove the right for a portion of the closing cash payment to be paid by the cash on hand of the Meridian Companies; (d) provide for Meridian Serbia to be owned by a newly-formed wholly-owned subsidiary of Golden Matrix following the closing; (e) provide for the transfer of certain of the Sellers’ ownership of Meridian Gaming Ltd., a Kenyan limited company to the Meridian Companies as a post-closing obligation (due within 12 months of the closing); (f) waive certain required timing obligations in connection with the delivery of closing schedules by both Golden Matrix and the Sellers; and (g) make certain conforming changes to the Purchase Agreement in connection with the items above.

On April 9, 2024, the Purchase was completed (the “Closing”) and Golden Matrix acquired 100% of the Meridian Companies, effective for all purposes as of April 1, 2024. In connection with the Purchase, on April 9, 2024, Golden Matrix (A) issued 82,141,857 restricted shares of Golden Matrix’s common stock to the Sellers (the “Closing Shares”) and 1,000 shares of Golden Matrix’s Series C Preferred Stock (the “Series C Preferred Stock”); (B) paid the Sellers $12 million in cash; and (C) issued the Sellers $15 million in Promissory Notes (the “Notes”), payable $13,125,000 to Aleksandar Milovanović, $1,250,000 to Zoran Milosevic and $625,000 to Snežana Božović.

Additionally, pursuant to the terms of the Purchase Agreement (as amended by the Third Amendment), Golden Matrix was required to pay the Sellers: (1) $18 million in cash by April 26, 2024 (provided that failure to pay such amounts by April 26, 2024 will result in such unpaid amounts accruing interest at the rate of 3% per annum, from April 1, 2024, the effective date of the Purchase, until paid in full)(the “Deferred Cash Consideration”); (2) the additional sum of (i) $5,000,000 and (ii) 5,000,000 restricted shares of common stock (collectively, the “Contingent Post-Closing Consideration”) which is due to the Sellers within five business days following the Determination Date (defined below) if (and only if) Golden Matrix has determined that each of the Post-Closing Payment Conditions (defined below) have been satisfied, which Post-Closing Contingent Shares have an agreed aggregate value of $15,000,000. For purposes of the foregoing, the “Determination Date” means the date that is six months after the closing date and the “Contingent Post-Closing Payment Conditions” are as follows: the Sellers and their affiliates are not then in default in any of their material obligations, covenants or representations under the Purchase Agreement, any of the transaction documents, or any other agreement with Golden Matrix beyond any applicable cure periods therein, as confirmed by Sellers in a signed writing delivered to Golden Matrix and verified by Golden Matrix within five business days thereafter; and (3) the additional sum of $20,000,000 of which $10,000,000 is due 12 months after the closing date and $10,000,000 is due 18 months after the closing date (“Non-Contingent Post-Closing Cash Consideration”).

The Notes in the aggregate amount of $15,000,000 accrue interest at seven percent (7%) per annum (twelve percent (12%) upon the occurrence of an event of default); with monthly interest payments of all accrued interest due on the first day of each calendar month until the maturity date of such Notes; and provide for all outstanding principal and unpaid interest due and payable in full 24 months after the closing date. If Golden Matrix fails to make any payment of principal, interest or other amount due under the Notes within three business days of the date due and payable, Golden Matrix agreed to pay the holder of the Note a late charge equal to 8% of the amount of such payment which was not paid.

Pursuant to the Purchase Agreement, Golden Matrix acquired 100% of the outstanding capital stock of each of the Meridian Companies and the Meridian Companies became direct, wholly-owned subsidiaries of Golden Matrix.  While Golden Matrix is the legal acquirer, the acquisition will be accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805. The Meridian Companies are the acquirer for financial accounting purposes.  As a result, the following unaudited pro forma condensed combined financial information gives effect to the acquisition by Meridian Companies of Golden Matrix.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to reflect certain expected financial benefits of the acquisition, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing United States Generally Accepted Account Principles (“U.S. GAAP”) in accordance with Topic 805, which are subject to change.  While Golden Matrix is the legal acquirer, the Meridian Companies are deemed to be the acquirer for financial accounting purposes, based on a number of factors considered at the time of the Purchase, including control over the post-acquisition company as evidenced by the relative equity ownership and, the largest portion of the voting rights, in the combined company after the Closing of the acquisition, along with the composition of the board of directors. The application of acquisition accounting of GMGI is dependent upon (i) the working capital positions at the Closing of the acquisition, (ii) other factors such as the share price of GMGI, and (iii) certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the acquisition. The assets and liabilities of GMGI and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that GMGI and the Meridian Companies believe are reasonable, based on information that is currently available.  Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operation and financial position.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Meridian Companies. The combined company will perform a detailed review of GMGI’s accounting policies and will conform the combined company policies. The combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. Additionally, certain financial information of GMGI as presented in its historical consolidated financial statements has been reclassified to conform to the historical presentation in the Meridian Companies’ financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information. There have been no transactions between the Meridian Companies and GMGI during the periods presented in the unaudited pro forma condensed combined financial information.

2

This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of the Meridian Companies and GMGI as discussed below.

The unaudited pro forma condensed combined balance sheet as of January 31, 2024, gives effect to the acquisition of GMGI by the Meridian Companies as if the acquisition occurred on January 31, 2024. The Meridian Companies balance sheet information included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024, was derived from the Meridian Companies’ unaudited March 31, 2024, condensed consolidated balance sheet, included as Exhibit 99.3 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4.  The GMGI consolidated balance sheet information included in the unaudited pro forma condensed combined balance sheet as of January 31, 2024, was derived from GMGI’s unaudited January 31, 2024 condensed consolidated balance sheet as set forth in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and includes the effects of the acquisition of GMGI by the Meridian Companies.

The unaudited pro forma condensed combined statement of operations for the twelve-month period ended October 31, 2023, gives pro forma effect to the acquisition of GMGI by the Meridian Companies as if the transaction was consummated on November 1, 2022. The information included in the unaudited pro forma condensed combined statement of operations for the twelve-month period ended October 31, 2023, was derived from the Meridian Companies’ audited December 31, 2023, condensed statement of operations as Exhibit 99.1 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4. The information included in the unaudited pro forma condensed combined statement of operations for the twelve-month period ended October 31, 2023, includes the condensed consolidated statement of operations of GMGI for the twelve month period ended October 31, 2023, which was derived from its audited condensed consolidated statements of operations for that period as set forth in its Annual Report on Form 10-K for the year ended October 31, 2023, as filed with the SEC on January 17, 2024.

The unaudited pro forma condensed combined statement of operations for the three-month period ended January 31, 2024, gives pro forma effect to the acquisition of GMGI by the Meridian Companies as if the transaction was consummated on November 1, 2023. The information included in the unaudited pro forma condensed combined statement of operations for the three-month period ended January 31, 2024, was derived from the Meridian Companies’ unaudited March 31, 2024, condensed statement of operations as Exhibit 99.3 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4. The information included in the unaudited pro forma condensed combined statement of operations for the three-month period ended January 31, 2024, includes the condensed consolidated statement of operations of GMGI for the three month period ended January 31, 2024, which was derived from its unaudited condensed consolidated statements of operations for that period as set forth in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the SEC on March 14, 2024.

The unaudited pro forma condensed combined financial information has been prepared by GMGI management for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Meridian Companies and GMGI been a combined company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination of the Meridian Companies and GMGI. The pro forma adjustments are based on the information available at the date of this Current Report on Form 8-K/A and reflect preliminary estimates of fair value. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Meridian Companies included as Exhibits 99.1 and 99.3 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4 and GMGI as set forth in its Annual Report on Form 10-K for the year ended October 31, 2023, as filed with the SEC on January 17, 2024, and, its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the SEC on March 14, 2024.

3

Immediately following the Closing, the Sellers collectively owned approximately 69.2% of the Company’s outstanding shares of common stock (with Aleksandar Milovanović (“Milovanović”) owning 58.8%), and 67.0% of the Company’s then outstanding voting shares (with Milovanović owning 57.0%). Assuming the Post-Closing Shares are issued, the Sellers will collectively own approximately 70.4% of the Company’s then outstanding shares of common stock (with Milovanović owning 59.9%), and 68.2% of the Company’s then outstanding voting shares (with Milovanović owning 58.0%). The above percentages are based on the Company’s outstanding shares of common stock and voting shares as of January 31, 2024. The above percentages following the Post-Closing Shares issuance are based on the Company’s currently outstanding shares of common stock.  As a result, following the Purchase, the Sellers became the majority stockholders of the Company and received rights to appoint certain persons to the Board of Directors of the Company.

The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

●	the consummation of the acquisition;

(a)	the payment of a non-contingent cash payment of $12 million at the Closing of the Purchase Agreement;
(b)	a deferred cash payment due April 26, 2024, of $18 million (as of this date, the deferred cash payment amount of $7 million remains due);
(c)	the issuance of 82,141,857 restricted shares of the Company’s common stock at the Closing;
(d)	the issuance of 1,000 shares of Series C preferred stock of the Company at the Closing;
(e)	the payment of a contingent payment of $5,000,000 in cash and 5,000,000 restricted shares of Company common stock, due within five business days following the six-month anniversary of the Closing;
(f)	the payment of a non-contingent payment of $20,000,000 in cash, of which $10,000,000 is due 12 months after the date of the Closing and $10,000,000 is due 18 months after the date of the Closing; and
(g)	the issuance of promissory notes in the amount of $15,000,000 issuable to the Sellers at the Closing, due 24 months after the Closing; and

●	the application of the acquisition method of accounting in connection with the acquisition.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information and accompanying notes, was derived from the historical financial statements of the Meridian Companies and GMGI, as discussed above.

4

Unaudited Pro Forma Interim Condensed Combined Balance Sheet
January 31, 2024

	Meridian	GMGI
	As of	As of	Pro Forma
	March 31	January 31,	Note	Pro Forma	Pro Forma
	2024	2024	Ref	Adjustments	Balances
ASSETS

Current assets:
Cash and cash equivalents	21,630,162	17,292,978	(1)	(12,000,000)	26,923,140
Account receivable, net	3,417,842	4,327,821			7,745,663
Other current assets	2,171,862	2,573,666			4,745,528
Total current assets	27,219,866	24,194,465		(12,000,000)	39,414,331

Non-Current assets:
Goodwill & intangible assets, net	15,984,532	12,526,847	(2)	72,574,825	101,086,204
Property, plant & equipment, net	27,403,245	40,139			27,443,384
Other non-current assets	9,948,725	335,702			10,284,427
Total Non-current assets:	53,336,502	12,902,688		72,574,825	138,814,015

Total assets	80,556,368	37,097,153		60,574,825	178,228,346

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	7,964,680	2,869,486			10,834,166
Loans	-				-
Contingent liabilities	-		(1)	19,300,000	19,300,000
Other current liabilities	8,058,744	1,823,849	(1)	28,000,000	37,882,593
Total Current liabilities	16,023,424	4,693,335		47,300,000	68,016,759

Non- Current liabilities:
Loans - promissory notes		-	(1)	15,000,000	15,000,000
Other non-current liabilities	3,171,587	257,077	(1)	8,380,525	11,809,189
Total non-current liabilities	3,171,587	257,077		23,380,525	26,809,189

Total liabilities	19,195,011	4,950,412		70,680,525	94,825,948

Shareholders’ equity:
Preferred stock			(1)	-	-
Common stock		366	(3)	822	1,188
Additional paid in capital	3,045,729	57,794,735	(1), (2), (3)	(35,754,882)	25,085,582
Cumulative valuation gain (loss)					-
Accumulated other comprehensive gain (loss)	(5,112,258)	124,732	(3)	(124,732)	(5,112,258)
Accumulated earnings (deficit)	62,517,875	(25,773,092)	(3)	25,773,092	62,517,875
Total shareholders' equity	60,451,346	32,146,741		(10,105,700)	82,492,387
Noncontrolling interests	910,011	-			910,011
Total equity	61,361,357	32,146,741		(10,105,700)	83,402,398
Total liabilities and equity	80,556,368	37,097,153		60,574,825	178,228,346

See accompanying notes to unaudited pro forma condensed combined financial statements.

5

Unaudited Pro Forma Condensed Combined Statement of Operations
January 31, 2024

	Meridian	GMGI
	Three Months	Three Months
	Ended	Ended	Pro Forma
	March 31,	January 31,	Note	Pro Forma	Pro Forma
	2024	2024	Ref	Adjustments	Balances

Sales	24,850,587	11,843,882		-	36,694,469
Cost of goods sold	(7,158,657)	(8,468,622)			(15,627,279)
Gross profit	17,691,930	3,375,260		-	21,067,190

Operating expenses
Selling, general and administrative expenses	13,997,809	3,096,056	(4)	1,691,111	18,784,976
Gain from operations	3,694,121	279,204		(1,691,111)	2,282,214

Other income (expense)
Interest expense	(4,371)	(600)	(5)	(269,913)	(274,884)
Interest earned	34,882	39,264			74,146
Foreign exchange gain (loss)	12,937	18,817		-	31,754
Other income (expense)	493,150	-		-	493,150
Total other income	536,598	57,481		(269,913)	324,166

Net income before taxes	4,230,719	336,685		(1,961,024)	2,606,380

Income tax expense	281,697	262,180		-	543,877
Net income	3,949,022	74,505		(1,961,024)	2,062,503

Less: net income attributable to noncontrolling interest	(41,712)	-		-	(41,712)

Net income attributable to GMGI/Meridian shareholders	3,990,734	74,505		(1,961,024)	2,104,215

Weighted average number of common shares outstanding - basic	100	36,276,139		84,641,857	120,918,096
Weighted average number of common shares outstanding - diluted	100	38,779,778		86,651,857	125,431,735

Net earnings per common share - basic	39,907.34	0.00			0.02
Net earnings per common share - diluted	39,907.34	-			0.02

Net income	3,949,022	74,505		(1,961,024)	2,062,503
Foreign currency translation adjustments	(1,804,680)	197,891			(2,515,349)
Comprehensive income (loss)	2,144,342	272,396		(1,961,024)	(452,846)
Less: Net income attributable to noncontrolling interest	41,712	-		-	41,712
Comprehensive income (loss) attributable to GMGI/Meridian	2,186,054	272,396		(1,961,024)	(411,134)

See accompanying notes to unaudited pro forma condensed combined financial statements.

6

Unaudited Pro Forma Condensed Combined Statement of Operations
October 31, 2023

	Meridian	GMGI
	Twelve Months	Twelve Months
	Ended	Ended	Pro Forma
	December 31,	October 31,	Note	Pro Forma	Pro Forma
	2023	2023	Ref	Adjustments	Balances

Sales	92,993,521	44,174,052		-	137,167,573
Cost of goods sold	(24,750,293)	(34,305,181)			(59,055,474)
Gross profit	68,243,228	9,868,871		-	78,112,099

Operating expenses
Selling, general and administrative expenses	51,949,820	10,395,118	(4)	5,073,333	67,418,271
Gain (Loss) from operations	16,293,408	(526,247)		(5,073,333)	10,693,828

Other income (expense)
Interest expense	(36,163)	(12,400)	(5)	(1,079,652)	(1,128,215)
Interest earned	97,820	57,004			154,824
Foreign exchange gain (loss)	72,459	(7,801)		-	64,658
Other income (expense)	1,572,256	-		-	1,572,256
Total other income	1,706,372	36,803		(1,079,652)	663,523

Net income before taxes	17,999,780	(489,444)		(6,152,985)	11,357,351

Income tax expense	4,104,894	683,306		-	4,788,200
Net income (loss)	13,894,886	(1,172,750)		(6,152,985)	6,569,151

Less: net income attributable to noncontrolling interest	192,348	-		-	192,348

Net income (loss) attributable to GMGI/Meridian shareholders	13,702,538	(1,172,750)		(6,152,985)	6,376,803
					-
Weighted average number of common shares outstanding - basic	100	35,420,696		84,641,857	120,062,653
Weighted average number of common shares outstanding - diluted	100	35,420,696		86,651,857	122,072,653

Net earnings per common share - basic	137,025.38	(0.03)			0.05
Net earnings per common share – diluted	137,025.38	(0.03)			0.05

Net income (loss)	13,894,886	(1,172,750)		(6,152,985)	6,569,151
Foreign currency translation adjustments	(825,773)	132,588			(693,185)
Comprehensive income (loss)	13,069,113	(1,040,162)		(6,152,985)	5,875,966
Less: Net income attributable to noncontrolling interest	(192,348)	-		-	(192,348)
Comprehensive income (loss) attributable to GMGI/Meridian	12,876,765	(1,040,162)		(6,152,985)	5,683,618

See accompanying notes to unaudited pro forma condensed combined financial statements.

7

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition

On January 12, 2023, Golden Matrix Group, Inc. (“Golden Matrix” or “GMGI”) entered into a Sale and Purchase Agreement of Share Capital (the “Original Purchase Agreement”) with Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”). Pursuant to the Original Purchase Agreement, Golden Matrix agreed to acquire 100% of the Meridian Companies (the “Purchase”).

On June 28, 2023, Golden Matrix entered into an Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 (the “A&R Purchase Agreement”), which amended and restated the Original Purchase Agreement.

Golden Matrix entered into a First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital with the Sellers on September 22, 2023 (the “First Amendment”).

On January 24, 2024, and effective on January 22, 2024, Golden Matrix and the Sellers entered into a Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Second Amendment”) which extended the required closing date of the Purchase from March 31, 2024, to June 30, 2024, or such other later date as may be approved by the mutual consent of the parties.

On, and effective on, April 8, 2024, Golden Matrix and the Sellers entered into a Third Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Third Amendment”, and the A&R Purchase Agreement as amended by the First Amendment, Second Amendment and Third Amendment, the “Purchase Agreement”) which amended the Purchase Agreement to among other things: (a) change the effective date of the acquisition to April 1, 2024, unless otherwise agreed by the parties; (b) reduce the cash payment payable at Closing of the acquisition to $12 million, and to defer $18 million until April 26, 2024, provide that if such amount is not paid by April 26, 2024, any unpaid amount accrues interest at the rate of three percent per annum (from the effective date of the Closing); (c) remove the right for a portion of the closing cash payment to be paid by the cash on hand of the Meridian Companies; (d) provide for Meridian Serbia to be owned by a newly-formed wholly-owned subsidiary of Golden Matrix following the Closing; (e) provide for the transfer of certain of the Sellers’ ownership of Meridian Gaming Ltd., a Kenyan limited company to the Meridian Companies as a post-closing obligation (due within 12 months of the Closing); (f) waive certain required timing obligations in connection with the delivery of closing schedules by both Golden Matrix and the Sellers; and (g) make certain conforming changes to the Purchase Agreement in connection with the items above.

On April 9, 2024, the Purchase was completed, and Golden Matrix acquired 100% of the Meridian Companies, effective for all purposes as of April 1, 2024. In connection with the Purchase, on April 9, 2024, Golden Matrix (A) issued 82,141,857 restricted shares of Golden Matrix’s common stock to the Sellers (the “Closing Shares”) and 1,000 shares of Golden Matrix’s Series C Preferred Stock (the “Series C Preferred Stock”); (B) paid the Sellers $12 million in cash; and (C) issued the Sellers $15 million in Promissory Notes (the “Notes”), payable $13,125,000 to Aleksandar Milovanović, $1,250,000 to Zoran Milosevic and $625,000 to Snežana Božović.

Pursuant to the Purchase Agreement, the Sellers agreed to sell the Company 100% of the outstanding capital stock of each of the Meridian Companies in consideration for an aggregate of (a) a cash payment of $12 million, paid at the April 9, 2024 closing of the Purchase Agreement (the “Closing”); (b) a deferred cash payment due April 26, 2024, of $18 million (as of this date, the deferred cash payment amount of $7 million remains due); (c) 82,141,857 restricted shares of the Company’s common stock (the “Closing Shares”), issued at the Closing; (d) 1,000 shares of Series C preferred stock of the Company (the “Series C Voting Preferred Stock”), issued at the Closing; (e) $5,000,000 in cash and 5,000,000 restricted shares of Company common stock (the “Post-Closing Shares”), due within five business days following the six month anniversary of the Closing, if (and only if) the Company has determined that: the Sellers and their affiliates are not then in default in any of their material obligations, covenants or representations under the Purchase Agreement, or any of the other transaction documents entered into in connection therewith (the “Contingent Post-Closing Consideration”); (f) $20,000,000 in cash, of which $10,000,000 is due 12 months after the date of the Closing and $10,000,000 is due 18 months after the date of the Closing (the “Non-Contingent Post-Closing Consideration”); and (f) promissory notes in the amount of $15,000,000 (the “Promissory Notes”) issuable to the Sellers, due 24 months after the Closing (the “Purchase”).

8

Immediately following the Closing, the Sellers collectively owned approximately 69.2% of the Company’s then outstanding shares of common stock (with Aleksandar Milovanović (“Milovanović”) owning 58.8%), and 67.0% of the Company’s then outstanding voting shares (with Milovanović owning 57.0%). Assuming the Post-Closing Shares are issued, the Sellers will collectively own approximately 70.4% of the Company’s then outstanding shares of common stock (with Milovanović owning 59.9%), and 68.2% of the Company’s then outstanding voting shares (with Milovanović owning 58.0%). The above percentages are based on the Company’s outstanding shares of common stock and voting shares as of January 31, 2024.  Therefore, as a result of the Purchase, the Sellers became the majority stockholders of the Company and received rights to appoint certain persons to the Board of Directors of the Company. The Purchase is accounted for as a reverse merger and recapitalization of GMGI under Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”), with Meridian as the accounting acquirer.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Securities and Exchange Commission (SEC) Regulation S-X. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are:

●	directly attributable to the acquisition;
●	factually supportable; and
●	with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of the combined company.

The acquisition is treated as a business combination for accounting purposes, with the Meridian Companies being deemed the accounting acquirer and GMGI being deemed the accounting acquiree. Therefore, the historical basis of the Meridian Companies’ assets and liabilities will not be remeasured as a result of the acquisition. In identifying the Meridian Companies as the acquiring entity, the companies considered the structure of the acquisition, the relative equity ownership and the largest portion of the voting rights, in the combined company after the Closing of the acquisition, along with the composition of the board of directors.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”), which requires, among other things, that assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Fair value estimates were determined based on preliminary discussions between the Meridian Companies and GMGI management, and a preliminary valuation of GMGI’s assets and liabilities using January 31, 2024, as the measurement date. The allocation of the aggregate acquisition consideration used in the preliminary unaudited pro forma condensed combined financial information is based on preliminary estimates. The final determination of the allocation of the aggregate acquisition consideration is based on the actual tangible and intangible assets and the liabilities of GMGI at the effective time of the acquisition, i.e. April 1, 2024. Refer to Note 4 for additional information.

9

For pro forma purposes, the valuation of consideration transferred is based on, among other things, the number of GMGI common shares outstanding and price per share as of April 1, 2024, i.e., the price per share as of the effective date of the Purchase Agreement.  Refer to Note 4 for additional information. The consideration transferred is based on the number of GMGI common shares outstanding on January 31, 2024, which could materially change from the assumptions included in this pro forma financial information. Additionally, for the purposes of this pro forma financial information, the consideration transferred ascribes no value to outstanding out-of-the-money GMGI Warrants and GMGI Options that are not converted to equity based on the value of the exercise price of the instruments as compared to the market price of GMGI’s shares.

The unaudited pro forma condensed combined balance sheet data gives effect to the acquisition as if it had occurred on January 31, 2024, which was consummated on April 9, 2024, with an effective date of April 1, 2024.

Pursuant to the Purchase Agreement, GMGI acquired 100% of the outstanding capital stock of each of the Meridian Companies and the Meridian Companies became direct, wholly-owned subsidiaries of GMGI.  While GMGI is the legal acquirer, the acquisition is accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805. The Meridian Companies are the acquirer for financial accounting purposes.  As a result, the unaudited pro forma condensed combined financial information above gives effect to the acquisition by Meridian Companies of GMGI.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to reflect certain expected financial benefits of the acquisition, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing United States Generally Accepted Account Principles (“U.S. GAAP”) in accordance with ASC 805, which is subject to change.  While GMGI is the legal acquirer, the Meridian Companies are deemed to be the acquirer for financial accounting purposes, based on a number of factors considered at the time of preparation of these pro forma financial statements, including control over the post-acquisition company as evidenced by the relative equity ownership and, the largest portion of the voting rights, in the combined company after the Closing of the acquisition, along with the composition of the board of directors. The application of acquisition accounting of GMGI is dependent upon (i) the working capital positions at the Closing of the acquisition, (ii) other factors such as the share price of GMGI, and (iii) certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the acquisition. The assets and liabilities of GMGI and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that GMGI and the Meridian Companies believe are reasonable, based on information that is currently available.  Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operation and financial position.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Meridian Companies. The combined company will perform a detailed review of GMGI’s accounting policies and will conform the combined company policies. The combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. Additionally, certain financial information of GMGI as presented in its historical consolidated financial statements has been reclassified to conform to the historical presentation in the Meridian Companies’ financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information. There have been no transactions between the Meridian Companies and GMGI during the periods presented in the unaudited pro forma condensed combined financial information.

10

This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of the Meridian Companies and GMGI as discussed below.

The unaudited pro forma condensed combined balance sheet as of January 31, 2024, gives effect to the acquisition of GMGI by the Meridian Companies as if the acquisition occurred on January 31, 2024. The Meridian Companies balance sheet information included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024, was derived from the Meridian Companies’ unaudited March 31, 2024, condensed consolidated balance sheet, included as Exhibit 99.3 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4.  The GMGI consolidated balance sheet information included in the unaudited pro forma condensed combined balance sheet as of January 31, 2024, was derived from GMGI’s unaudited January 31, 2024 condensed consolidated balance sheet as set forth in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and includes the effects of the acquisition of GMGI by the Meridian Companies.

The unaudited pro forma condensed combined statement of operations for the twelve-month period ended October 31, 2023, gives pro forma effect to the acquisition of GMGI by the Meridian Companies as if the transaction was consummated on November 1, 2022. The information included in the unaudited pro forma condensed combined statement of operations for the twelve-month period ended October 31, 2023, was derived from the Meridian Companies’ audited December 31, 2023, condensed statement of operations as Exhibit 99.1 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4. The information included in the unaudited pro forma condensed combined statement of operations for the twelve-month period ended October 31, 2023, includes the condensed consolidated statement of operations of GMGI for the twelve month period ended October 31, 2023, which was derived from its audited condensed consolidated statements of operations for that period as set forth in its Annual Report on Form 10-K for the year ended October 31, 2023, as filed with the SEC on January 17, 2024.

The unaudited pro forma condensed combined statement of operations for the three-month period ended January 31, 2024, gives pro forma effect to the acquisition of GMGI by the Meridian Companies as if the transaction was consummated on November 1, 2023. The information included in the unaudited pro forma condensed combined statement of operations for the three-month period ended January 31, 2024, was derived from the Meridian Companies’ unaudited March 31, 2024, condensed statement of operations as Exhibit 99.3 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4. The information included in the unaudited pro forma condensed combined statement of operations for the three-month period ended January 31, 2024, includes the condensed consolidated statement of operations of GMGI for the three month period ended January 31, 2024, which was derived from its unaudited condensed consolidated statements of operations for that period as set forth in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the SEC on March 14, 2024.

The unaudited pro forma condensed combined financial information has been prepared by GMGI management for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Meridian Companies and GMGI been a combined company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential cost savings or other synergies that could result from the combination of the Meridian Companies and GMGI. The pro forma adjustments are based on the information available at the time of the preparation of this pro forma financial information and reflect preliminary estimates of fair value. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Meridian Companies included as Exhibits 99.1 and 99.3 to the Current Report on Form 8-K which this pro forma financial information is filed with as Exhibit 99.4 and GMGI as set forth in its Annual Report on Form 10-K for the year ended October 31, 2023, as filed with the SEC on January 17, 2024 and, its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024, as filed with the SEC on March 14, 2024.

11

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information has not been adjusted to give effect to certain expected financial benefits of the acquisition, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma condensed combined financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company.

3. Accounting Policies

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies of GMGI. The combined company will conduct a review of accounting policies of the Meridian Companies in an effort to determine if differences in accounting policies require further reclassification of results of operations or reclassification of assets or liabilities to conform to GMGI’s accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

4. Purchase price allocation

Fair Value of Total Estimated Consideration Transferred

The Purchase will be accounted for as a reverse merger and recapitalization of GMGI under ASC 805, with Meridian as the accounting acquirer. The consideration transferred to the accounting acquiree (GMGI) consists of the outstanding shares of common stock of GMGI immediately prior to Closing of the transaction as noted below:

The fair value per share of GMGI’s common stock was assumed for pro forma purposes to be $2.86 per share based on the closing price of the Company’s common stock at April 1, 2024.

Purchase Consideration	Amounts
Fair value of common shares issued (36,615,932 shares of GMGI Common Stock outstanding at January 31, 2024 @ $2.86 per share based on April 1, 2024 closing price)	$104,721,566
Total consideration	$104,721,566

Other Consideration

The remaining consideration under the Purchase Agreement with the Sellers will be accounted for as an equity distribution to the shareholders, and consists of the following:

Equity Distribution	Amounts
Cash paid at closing	$12,000,000
Deferred cash consideration	18,000,000
Promissory notes	15,000,000
Preferred shares issued (1,000 shares of GMGI Preferred Stock @ $2.86 per share as if Preferred Stock converted 1:1 for GMGI Common Stock)	2,860
Fair value of contingent cash consideration to be paid post-closing	5,000,000
Fair value of contingent common shares consideration to be paid post-closing (5,000,000 shares of GMGI Common Stock @ $2.86 per share)	14,300,000
Fair value of non-contingent cash consideration to be paid 12 months post-closing	10,000,000
Fair value of non-contingent cash consideration to be paid 18 months post-closing (PV of $10,000,000 due 18 months from closing at a discount rate (IBR) of 12.5%)	8,380,525
Total equity distribution	$82,683,385

12

Purchase Price Allocation

The following is an estimate of the allocation of the purchase price to acquired identifiable assets and assumed liabilities, which includes estimated acquisition method of accounting adjustments to reflect the fair value of intangible assets acquired at the time of the acquisition:

The preliminary allocation of the purchase price to net assets is summarized below:

Purchase Price Allocation	Amounts
Cash and cash equivalents	$17,292,978
Account receivable, net	4,327,821
Property, plant & equipment	40,139
Other assets	2,909,368
Accounts payable and accrued liabilities	(3,533,930)
Other liabilities	(1,416,482)
Net tangible assets	$19,619,894
Goodwill & intangible assets	85,101,672
Fair value of total estimated purchase consideration transferred	$104,721,566

The estimated fair value of goodwill and intangibles of $85,101,672 represents an increase of $72,574,825 from GMGI’s book value of $12,526,847 of goodwill and intangible assets prior to the acquisition. The acquired identified intangible assets are expected to be comprised of the following:

Description	Useful Life	Value
Goodwill		$54,891,672
Trade names and trademarks	10	9,700,000
Developed technology	5	3,100,000
Customer relationships	5	17,400,000
Non-compete Agreement	3	10,000
Total		$85,101,672

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the acquisition. No amortization or impairment of goodwill was considered in the unaudited pro forma condensed combined financial information.

The purchase consideration is based on GMGI’s closing price per share of $2.86 which is the closing sales price of GMGI’s common stock on the effective date of the Purchase Agreement, i.e., April 1, 2024.

5. Unaudited Pro Forma Condensed Combined Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma condensed combined financial information:

Pro Forma Combined Balance Sheet Adjustments

(1)	To reflect payment of other consideration to the Sellers of the Meridian Companies as an equity distribution of the Company, as discussed in Note 4.
(2)	To reflect the preliminary purchase price allocation and recapitalization of GMGI as part of the reverse merger accounting. See Note 4.
(3)	To remove historical accumulated deficit and accumulated other comprehensive income of GMGI as part of reverse merger accounting and reflect the recapitalization of GMGI after Closing.

Pro Forma Combined Statement of Operations Adjustments

(4)	To record amortization of intangible assets (of $30,210,000). Twelve-month amortization amounts to $5,073,333 and three-month amortization amounts to $1,691,111.
(5)

To record the amortization of non-current, non-contingent debt discount of $1,619,475 ($10,000,000 discounted at 12.5% over 18 months amounts to $8,380,525). Twelve-month amortization of the discount is $1,079,652 and three-month amortization of the discount is $269,913.

13